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Exhibit 10.1

                           STANDBY STOCK PURCHASE AGREEMENT


         THIS STANDBY STOCK PURCHASE AGREEMENT (the "Agreement"), made and entered into as of November_____, 1997, by and between Western Bancorp, a California corporation (the "Company"), and __________________, a _____________
(the "Purchaser").

                                     WITNESSETH:

         WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of July 30, 1997, and amended and restated on September 29, 1997 (the "Plan"), providing for the acquisition (the "Acquisition") of Santa Monica Bank (the "Bank");

         WHEREAS, the Company has requested the Purchaser to assist with the financing of the Acquisition by purchasing common stock, no par value ("Common Stock"), of the Company at the subscription price of $28.00 per share (the "Subscription Price"), as provided herein;

         WHEREAS, the Purchaser desires to, and by these presents hereby does, agree to purchase the number of shares of Common Stock specified herein and to serve as a Standby Purchaser for up to a specified additional number of shares of Common Stock, all as is more particularly set forth herein;

         WHEREAS, in consideration for the Purchaser's agreement to serve as a Standby Purchaser, the Company desires to, and by these presents hereby does, agree to sell to the Purchaser at the price set forth herein a certain minimum number of shares of Common Stock, all as more particularly set forth herein; and

         WHEREAS, the Purchaser acknowledges that, notwithstanding anything to the contrary herein contained or implied, in the event that the Plan is terminated prior to the Effective Time (as defined therein) in accordance with its terms so that the Acquisition will not take place, the Company will not be obligated by this Agreement to sell to the Purchaser any shares of Common Stock.

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the

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receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:

    1.   PURCHASE AND DELIVERY OF MINIMUM SHARES.

         (a) Subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at the Subscription Price per share, ___________ shares of Common Stock (the "Minimum Shares").

         (b) Subject to the terms and conditions herein set forth, the Purchaser hereby agrees to purchase from the Company, at the Subscription Price per share, up to ___________ additional shares of Common Stock as are allocated to the Purchaser pursuant to Section 1(c) (the "Standby Shares").

         (c) The Purchaser and the Company hereby acknowledge and agree that the Company has entered into, or contemplates entering into, one or more other Standby Stock Purchase Agreements with certain other parties (together with the Purchaser, the "Standby Purchasers") providing for the same purchase price per share of Common Stock as this Agreement and having material terms substantially similar to those in this Agreement except that they may provide for the purchase of a different number of Minimum Shares in paragraph 1(a) and a different number of Standby Shares in paragraph 1(b). If the Company determines, in its sole discretion, that it is desirable in connection with the financing of the Acquisition to sell to the Standby Purchasers an aggregate number of additional shares of Common Stock over and above the aggregate number of Minimum Shares (the "Additional Shares"), such Additional Shares shall be made available to the Standby Purchasers in accordance with their respective agreements; PROVIDED, HOWEVER, if the number of the Additional Shares is less than the aggregate of the Standby Shares that all Standby Purchasers are committed to purchase pursuant to their respective agreements, the Additional Shares shall be allocated as nearly as possible on a pro rata basis among all Standby Purchasers based upon the number of Standby Shares each Standby Purchaser is committed to purchase, so that each Standby Purchaser shall purchase a number

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    of shares equal to the number of Additional Shares multiplied by a fraction, the numerator of which is the number of Standby Shares that such Standby Purchaser has committed to purchase, and the denominator of which is the aggregate number of Standby Shares that all Standby Purchasers have committed to purchase. Subject to the terms and conditions herein set forth, the Purchaser agrees to purchase such number of shares as are allocated to it pursuant to Sections 1(a), 1(b) and 1(c). Provided that the Acquisition is effected substantially as provided in the Plan and that the Purchaser's purchase of shares of Common Stock is effected substantially concurrently therewith as provided herein, the rights or obligations of the Purchaser and the Company hereunder are not contingent on the consummation of the transactions contemplated in any of the other Standby Stock Purchase Agreements.

    2.   THE CLOSING.

         One business day after the Election Deadline (as defined in the Plan) and following the Company's determination of the number of Additional Shares that it desires to issue, if any, the Company shall notify the Purchaser of the number of Standby Shares, if any, to be purchased by the Purchaser pursuant to Sections 1(b) and 1(c). Three business days after the Election Deadline (the "Payment Date"), the Purchaser shall deliver to National Bank of Southern California or its successor, as escrow agent (the "Escrow Agent"), payment of the Subscription Price for the Standby Shares and the Minimum Shares (the "Subscription Payment"). The Subscription Payment will be held by the Escrow Agent in an escrow account pursuant to an escrow agreement to be entered into among the Company, the Escrow Agent and the Purchaser (and other purchasers of shares of Common Stock pursuant to the other Standby Stock Purchase Agreements), substantially in the form of Exhibit 1 hereto. The Purchaser shall deliver the Subscription Payment to the Escrow Agent either by certified or official bank check in next day funds or by wire transfer. If the Purchaser chooses to deliver the Subscription Payment by certified or official bank check, the Purchaser shall deliver the certified or official bank check to the following address: National Bank of Southern California Escrow Division, Escrow #011864-GG, 4100 Newport Place, Suite 130, Newport Beach, California 92660. If the Purchaser chooses to deliver the Subscription Payment by

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wire transfer, (i) the Purchaser shall call either Gloria Garriott or Michele
Mess at (714) 863-2485 or (714) 863-2483 on the Payment Date and (ii) the Purchaser shall ensure that [his/her] wire clearly indicates [his/her name] and that the wire transfer is made:

    To:                 National Bank of Southern
                        California
                        3951 South Plaza Drive
                        Santa Ana, California 92704

    Account Number:     01900307

    ABA/Routing Number: 1222-3980-1

    Account Name:       National Bank of Southern California Escrow Division
                        Trust Account

    Escrow Number:      011864-GG


    3.   DELIVERY OF STANDBY SHARES AND MINIMUM SHARES.

         Prior to the Effective Time (as defined in the Plan), the Company shall deliver to U.S. Stock Transfer Corporation, stock transfer agent, the Standby Shares and the Minimum Shares to be delivered to the Purchaser. At the Effective Time, which shall be no more than ten business days following the Election Deadline (such time and date being referred to as the "Closing Time", the date of the Closing Time being referred to as the "Closing Date" and the consummation of the transaction being referred to as the "Closing"), U.S. Stock Transfer Corporation shall cause to be issued and delivered to the Purchaser the Minimum Shares and the Standby Shares to be purchased by the Purchaser hereunder, registered in the name of the Purchaser or its nominees, as the Purchaser may specify at least three business days prior to the Closing Date, for the Purchaser's account or for the account of its discretionary clients, against delivery by the Escrow Agent of the Subscription Payment plus interest actually incurred on such Subscription Payment to the Company.

    4.   AGREEMENTS AND CONSENTS OF THE PURCHASER.

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         The Purchaser hereby agrees with the Company as follows:

         (a) The Purchaser acknowledges and agrees that, notwithstanding anything to the contrary herein contained or implied, exclusive of any shares that may be attributable to the Purchaser by virtue of a limited partnership interest in Castle Creek Partner's Fund-I, the Company will not issue to the Purchaser shares of Common Stock in an amount that, when aggregated with other shares of Common Stock beneficially owned or controlled by or subject to the power to vote of (in each case, within the meaning of the Change in Bank Control Act of 1978 and the rules and regulations thereunder) the Purchaser, would exceed 9.9% of the total issued and outstanding shares of Common Stock upon completion of the Acquisition, including shares issued pursuant to any other Standby Stock Purchase Agreements.

         (b) The Purchaser acknowledges and agrees that the Company may decline to issue any of the Standby Shares or Minimum Shares to the Purchaser hereunder if, in the reasonable opinion of counsel to the Company, the Purchaser is required to obtain prior clearance or approval of such transaction from any state or federal bank regulatory authority and if such approval or clearance has not been obtained or if satisfactory evidence thereof has not been presented to the Company by the Closing Date, and a failure of the Purchaser to purchase the Minimum Shares in such event will be without liability to the Purchaser.

    5.   REPRESENTATIONS AND WARRANTIES.

         (a) The Company hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

              (i) The Company is a "bank holding company" within the meaning of the Bank Holding Company Act of 1956, as amended, and has been duly incorporated and is an existing corporation in good standing under the laws of the State of California with corporate power and authority to perform its obligations under this Agreement and the Plan.

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              (ii)      The execution, delivery and performance of this
         Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and by the Plan have been duly authorized by all necessary corporate action of the Company; and this Agreement, when duly executed and delivered by the Purchaser, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (iii) The Minimum Shares and the Standby Shares, if any, when issued and delivered by the Company against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable.

              (iv) The Company has an authorized capitalization as set forth in the Registration Statement on Form S-4 ("S-4") pursuant to the Securities Act of 1933, as amended (the "Securities Act") as filed with the Securities and Exchange Commission (the "SEC") on
         November ___, 1997, and all of the issued shares of the Company's Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable.

              (v) The aggregate number of shares of the Company's Common Stock that will be outstanding immediately after the issuance of the Minimum Shares and any Standby Shares to the Purchaser, the issuance of the Minimum Shares and any Standby Shares to each of the other Standby Purchasers pursuant to the other Standby Stock Purchase Agreements and the issuance of shares of Common Stock pursuant to the Plan shall be at least 15,136,700 shares.

              (vi) The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated and contemplated by the Plan and the compliance by the Company with the terms hereof and thereof do not and will not violate the Restated Articles of Incorporation or the Restated By-laws of the Company, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets are subject, with such exceptions as would not have a material adverse effect on the financial condition of the Company, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issuance of the Standby Shares and the Minimum Shares or the consummation by the Company of the other transactions contemplated by this Agreement.

              (vii) The Investor has been provided with the Company's Annual Report on Form 10-KSB/A, as amended, for the year ended December 31, 1996, the Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 1997 and Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997, the Company's Definitive Proxy Statements with respect to the Company's shareholder meetings on June 2, 1997 and October 10, 1997, the Company's Current Reports on Form 8-K filed on April 14, 1997, May 2, 1997, June 18, 1997, July 15,
         1997, August 11, 1997, August 28, 1997, October 3, 1997, October 24,
         1997, October 31, 1997 and November 13, 1997 (the "Offering Materials"). As of the date each such report was filed with the SEC, each of such reports complied as to form in all material respects with all applicable laws, rules and regulations, and none of such reports included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              (viii) The S-4 and any and all amendments thereto will, as of the date of each such filing, comply as to form in all material respects with all applicable laws, rules and regulations, and none of such filings will include as of the date of filing any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (b) The Purchaser hereby represents and warrants to the Company as follows:

              (i) The Purchaser is not a "bank holding company" within the meaning of The Bank Holding Company Act of 1956, as amended, and is a [corporation] [partnership] [trust] duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with [corporate] power and authority to perform its obligations under this Agreement.

              (ii) Exclusive of any shares that may be attributable to the Purchaser by virtue of a limited partnership interest in Castle Creek Capital Partner's Fund-I, the aggregate of all shares of Common Stock beneficially owned or controlled by or subject to the power to vote of (in each case, within the meaning of the Change in Bank Control Act of 1978 and the rules and regulations thereunder) the Purchaser, together with the Standby Shares and the Minimum Shares, does not exceed 9.9% of the total issued and outstanding shares of Common Stock as of the date of the S-4.

              (iii) The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Purchaser; and this Agreement, when duly executed and delivered by the Company, will constitute a valid and legally binding instrument of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (iv) The Purchaser is not insolvent and has sufficient liquidity (including funds under management) to purchase the Minimum Shares and the Standby Shares on the terms and conditions contained in this Agreement and will have such funds on the Payment Date. The Purchaser has simultaneously with the execution and delivery of this Agreement or prior thereto provided the Company with evidence or substantiated that such Purchaser has the financial means to satisfy its financial obligations under this Agreement and the foregoing evidence and substantiation are true and accurate representations of such means.

              (v) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

              (vi) No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required in order for the Purchaser to enter into this Agreement or otherwise purchase the Standby Shares and Minimum Shares, except those that have been obtained or performed and those which the failure to obtain or perform will not impair the Purchaser's ability to perform its obligations under this Agreement.

              (vii) The execution and delivery of this Agreement, the consummation by the Purchaser of the transactions herein contemplated and the compliance by the Purchaser with the terms hereof do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, [the Articles of Incorporation or By-laws [or other organic documents] of the Purchaser or] any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the

         Purchaser is a party or by which any of its properties or assets are bound, with such exceptions as would not have a material adverse effect on the financial condition of the Purchaser, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Purchaser or any of its properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement.

              (viii) Except for its investment, if any, in Castle Creek Capital Partner's Fund-I, and except for its advisory arrangements with the discretionary clients on behalf of which the Purchaser is acquiring the Standby Shares and the Minimum Shares, the Purchaser has not entered into any contracts, arrangements, understandings or relationships (legal or otherwise) with any other unaffiliated person or persons with respect to any securities of the Company, including but not limited to transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or losses, or the giving or withholding of proxies; and the Purchaser does not own any securities of the Company that are pledged or otherwise subject to a contingency the occurrence of which would give another person voting power or investment power over such securities.

              (ix) The Purchaser has received and reviewed the Offering Materials and the Company has made available to the Purchaser at a reasonable time prior to the date of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and sale of the Minimum Shares and the Standby Shares hereunder and such other information requested by the Purchaser and reasonably available to the Company, and (A) except as set forth in this Agreement and in the Offering Materials, no representations or warranties have been made to it by the Company, any of its officers, directors or any agent, employee or affiliate of any of them and (B) in entering into this Agreement it is not relying upon any information other than information contained in this Agreement and in the Offering Materials.

              (x) The Purchaser is purchasing the Minimum Shares and the Standby Shares, if any, for [its own account] [the account of its discretionary clients] for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof.

              (xi) The Purchaser acknowledges that the Minimum Shares and the Standby Shares have not been registered under the Securities Act or the securities laws of any state and, therefore, cannot be resold unless they are registered under the Securities Act and any applicable state securities laws or an exemption from registration is available thereunder; provided that nothing in this clause (xi) shall affect the Purchaser's rights under Section 6 hereof.

              (xii) By reason of the Purchaser's knowledge and experience in financial and business matters in general, and investments in particular, or by reason of a pre-existing business or personal relationship with the Company, the Purchaser is able to evaluate the merits and risks of investment in the Minimum Shares and the Standby Shares and has the capacity to protect its own interests in connection with the purchase of the Minimum Shares and the Standby Shares. The Purchaser is able to bear the economic risk of an investment in the Minimum Shares and the Standby Shares, including, without limitation, the risk of losing all of the Purchaser's investment in such shares. At no time was the Purchaser presented with or solicited by any leaflet, public or promotional meeting, newspaper or magazine article, radio or television announcement or any

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         other form of general advertising relating to the Minimum Shares or the Standby Shares.

              (xiii) The Purchaser acknowledges that the Minimum Shares and the Standby Shares, if any, purchased hereunder will bear a legend in substantially the following form:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY SUCH LAWS APPLICABLE THERETO AND THE RULES AND REGULATIONS THEREUNDER.

    6.   REGISTRATION AND RESALE.

         (a) The Company hereby covenants and agrees with the Purchaser that the Company shall, at its expense, file under the Securities Act, no later than 120 days after the Closing Date, a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Purchaser or the Purchaser's clients, as the case may be, and any transferee of, all of the Minimum Shares and the Standby Shares issued and sold to the Purchaser or such clients hereunder, pursuant to Rule 415 or any similar rule that may be adopted by the SEC; PROVIDED, HOWEVER, that the Purchaser (or any transferee) shall not be entitled to be named as a selling securityholder in such registration statement or to use the prospectus forming a part thereof for resales of the Minimum Shares and the Standby Shares unless such person has returned a completed and signed notice and questionnaire (a "Notice and Questionnaire") to the Company sufficient to permit the Company to comply with the Securities Act and the regulations thereunder. Notwithstanding the foregoing, if on or after such date and prior to the filing of such registration statement (i) the Board of Directors of the Company, in its reasonable judgment and in good faith, resolves that (a) the filing of a registration statement or a sale of shares of Common Stock pursuant thereto would materially interfere with any significant acquisition, corporate reorganization or other similar transaction involving the Company or (b) the filing of a registration statement or the sale of shares of Common Stock pursuant thereto would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential and (ii) the Company gives the Purchaser written notice of such determination, then the Company shall be entitled to postpone for up to 90 days in the aggregate the filing or effectiveness of such registration statement; PROVIDED, HOWEVER, that the Company shall not be entitled to postpone such effectiveness more than three times. The Company shall use its reasonable best efforts (i) to keep the registration statement effective in order to permit the prospectus forming a part thereof to be usable by the Purchaser (or any transferee) for resales of registrable securities for a period of two years from the Closing Date or such shorter period that will terminate when either (A) there are no registrable securities outstanding or (B) Rule 144(k) promulgated under the Securities Act is amended to permit resales without registration and
    (ii) promptly after the request of the Purchaser or any transferee if such person is not then named in the registration statement, to take any action reasonably necessary to enable such person to use the prospectus forming a part thereof for resales of the relevant Common Stock; PROVIDED, HOWEVER, that nothing shall relieve the Purchaser or any transferee of the obligation to return a completed and signed Notice and Questionnaire.

         (b) Upon the registration of the Common Stock as provided hereunder, the indemnification and contribution arrangements set forth in Exhibit 2 hereto shall apply.

         (c) The Company agrees to file reports sufficient to meet the current public information requirements of Rule 144(c) promulgated under the Securities Act for a period of four years from the Closing Date or such shorter period that will terminate when there are no registrable securities outstanding.

    7.   CLOSING CONDITIONS.

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

         The respective obligations of the Purchaser and the Company to consummate the purchase and sale of the Minimum Shares and the Standby Shares, if any, offered by the Company to the Purchaser shall be subject, in the discretion of the Company or the Purchaser, as the case may be, to the condition that all representations and warranties and other statements of the other party are, at and as of the Closing Time, true and correct in all material respects and the condition that the other party shall have performed all of its obligations hereunder theretofore to be performed in all material respects.

    8.   TERMINATION.

         (a) Either of the parties hereto may terminate this Agreement (i) if the Acquisition (substantially in accordance with the Plan) and/or the transactions contemplated hereby are not consummated by February 28, 1998 for any reason other than the default of the Purchaser under this Agreement or (ii) in the event the Company is unable to obtain any required federal or state approvals for the transactions contemplated hereby on conditions reasonably satisfactory to it despite its reasonable efforts to obtain such approvals. In addition, this Agreement shall terminate upon mutual consent of the parties hereto.

         (b) The Purchaser may terminate this Agreement under any circumstances that would result in the Purchaser, individually or together with any other person or entity, being required to register as a bank holding company under federal law or regulations or to submit an application or notice to acquire or retain control of a bank or bank holding company to a federal bank regulatory authority.

         (c) This Agreement shall terminate in the event that the Plan is terminated in accordance with its terms.

         (d) The Company and the Purchaser hereby agree that any termination of this Agreement pursuant to Sections 8(a), 8(b) or 8(c) (other than termination in the event of a breach of this Agreement by the Purchaser or the Company or misrepresentation of any of the statements made herein by the Purchaser or the Company) or the termination of the Plan for any reason whatsoever by the Company shall be without liability of the Company or the Purchaser.

         (e) The Company and the Purchaser hereby agree that in the event of a termination of this Agreement pursuant to Sections 8(a), 8(b) or 8(c) after delivery of the Subscription Payment to the Escrow Agent, the Escrow Agent shall return to the Purchaser the Subscription Payment made pursuant to this Agreement by the Purchaser plus interest actually accrued on such Subscription Payment.

    9.   FUTURE ACQUISITIONS AND DISPOSITIONS OF SHARES.

         The Purchaser agrees that during the period beginning on the date hereof and continuing until the Closing Date, it will not offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of Common Stock except in accordance with applicable law, including the Securities Act and the rules and regulations thereunder.

    10.   NOTICES.

         All communications hereunder will be in writing and, if to the Company, will be mailed, delivered or telecopied and confirmed to it at the offices of the Company at 4100 Newport Place, Suite 900, Newport Beach, California 92660 Attention: Julius G. Christensen, Facsimile: (714) 863-2336, with a copy to Sullivan & Cromwell, 444 South Flower Street, 12th Floor, Los Angeles, California 90071, Attention: Stanley F. Farrar, Facsimile:
(213) 683-0457; and if to the Purchaser, will be mailed, delivered or telecopied and confirmed to it at the offices of _____________________, ________________________________, Attention: ________________________,
Facsimile: _______________.

    11.   BINDING EFFECT.

         This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither party may assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the other party,

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except that the Purchaser may assign its rights and obligations to its discretionary clients on whose behalf it has executed this Agreement.

    12.   GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA IN EFFECT AT THE TIME OF THE EXECUTION HEREOF.

    13.   EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which counterparts when so executed and delivered shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

    14.   ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, and intending to be legally bound thereby, each of the Purchaser and Western Bancorp has signed or caused to be signed its name, all as of the day and year first above written.


                                            WESTERN BANCORP

                                            By: __________________________
                                                 Name:
                                                 Title:


                                            ___________________


                                            By: __________________________
                                                 Name:
                                                 Title:

                    Exhibit 1 to Standby Stock Purchase Agreement

                               FORM OF ESCROW AGREEMENT

         This Escrow Agreement ("Agreement") is made this ___ day of November 1997, by and among Western Bancorp ("Company"), National Bank of Southern California ("Escrow Agent") and each of the persons identified on Schedule 1 hereto (collectively, the "Purchasers"). Except as otherwise defined herein, terms defined in the Standby Agreements (as defined below) shall have their same respective meanings when used herein.

                                 W I T N E S S E T H:
                            - - - - - - - - - - - - - - -

         WHEREAS, the Company and each of the Purchasers have entered into substantially similar Standby Stock Purchase Agreements, each dated as of November 14, 1997 (the "Standby Agreements"), pursuant to which the Company proposes to issue to the Purchasers shares of its Common Stock at a price of $28.00 per share;

         WHEREAS, the Company wishes to provide for the availability of cash so as to facilitate the closing of the Acquisition;

         WHEREAS, the Company and the Purchasers desire to establish an escrow account with the Escrow Agent for the purpose of receiving subscriptions for Common Stock; and

         WHEREAS, the Escrow Agent has agreed to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                                  A G R E E M E N T

1. Establishment of Escrow and Escrow Account. The parties hereto shall establish, and by execution of this Agreement hereby agree to establish, an escrow account with the Escrow Agent. The Escrow Agent shall establish an interest-bearing escrow account which escrow account shall be entitled "Western Bancorp Acquisition Escrow Account (the "Escrow Account"). All checks for subscriptions will be payable to the Escrow Agent and all wire transfers for subscriptions will be sent to the Escrow Account.

2.  Escrow Period.

    (a) The escrow period (the "Escrow Period") shall begin on the date that is three business days after the Election Deadline.

    (b) Unless earlier terminated by the Company and the Purchasers in writing, the Escrow Period shall terminate upon the earliest to occur of:

         (i)   The opening of business on the Closing Date of the Acquisition,
         (ii)  The termination of the Standby Agreements in accordance with
                   Section 8 thereof, or
         (iii)  February 28, 1997.

During the Escrow Period, the Company is aware and understands that it is not entitled to any funds received in the Escrow Account and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity.

3. Deposits into Escrow Account. All funds received by the Escrow Agent during the Escrow Period shall be deposited in the Escrow Account to be held by the Escrow Agent. All funds deposited in the Escrow Account shall constitute the "Escrow Funds."

4. Receipt of Funds Pursuant to Standby Agreements. Prior to the Escrow Period, the Company shall certify to the Escrow Agent the amount of funds to be received from the Purchasers pursuant to their respective Standby Agreements.

5.  Disbursements from the Escrow Account.

    (a) In the event that the Escrow Agent receives notification from the Company or any of the Purchasers (and confirmed by the Company) that the Standby Agreements have been terminated pursuant to Sections 8(a), 8(b) or 8(c) thereof, the Escrow Agent shall promptly refund to each subscriber the amount actually received from such subscriber, without deduction, penalty or expense to the Purchaser, plus the interest actually accrued on such amount in accordance with Paragraph 7 hereof, and the Escrow Agent shall notify the Company and the Purchaser of its distribution of such funds. The funds returned to each Purchaser shall be free and clear of any and all claims of the Company or any of its creditors.

    (b) In the event that the Escrow Agent receives notification from the Company that the closing of the Acquisition is to be effected the next business day substantially as provided in the Plan, the Escrow Agent will release the Escrow Funds plus the interest actually accrued on such Escrow Funds in accordance with Paragraph 7 hereof to the Company upon expiration of the Escrow Period.

6. Collection Procedure. The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

7. Investment of Escrow Funds. The Escrow Agent may invest the Escrow Funds only in such accounts or investments as the Company may specify by written notice; PROVIDED, HOWEVER, that the Escrow Agent shall invest funds only in accordance with the provisions of Rule 15c2-4 of the Rules and Regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. In accordance with Rule 15c2-4, the Company may only specify investments in (i) bank accounts, (ii) bank money-market accounts, (iii) short-term certificates of deposit issued by a bank or (iv) short-term securities issued or guaranteed by the United States Government.

8. Compensation of Escrow Agent. The Company shall pay the Escrow Agent a separate fee for its escrow services as set forth in a letter dated as of the date hereof. If it is necessary for the Escrow Agent to return funds to Purchasers, the Company shall pay to the Escrow Agent an additional amount sufficient to reimburse it for its actual cost in disbursing such funds. However, no such fee, reimbursement for costs or expenses, indemnification for damages incurred by the Escrow Agent or any monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account. Without limiting the generality of the foregoing none of the Purchasers shall have any obligation to pay any fees or expenses of the Escrow Agent.

9. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the Company, the Purchasers and the Escrow Agent. The Escrow Agent may resign as Escrow Agent at any time upon ten days written notice to the Company and the Purchasers. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Escrow Funds in accordance with the original provisions of this Agreement until a successor Escrow Agent shall be appointed and written notice of the name and address of such successor Escrow Agent shall be given to the Escrow Agent by the Company and Purchasers, whereupon the Escrow Agent's only duty shall be to pay over to the successor Escrow Agent the Escrow Funds.

10. Governing Law and Assignment. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim. This Agreement shall be construed in accordance with and governed by the laws of the State of California and shall be binding upon the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that no assignment or transfer may be made by any party of its rights under this Agreement or with respect to the Escrow Funds unless the other parties shall have consented in writing to such assignment or transfer.

11. Notices. All notices required to be given in connection with this Agreement must be in writing, may be given by the attorney for such party giving notice and shall be deemed properly given or served if sent (i) by registered or certified mail, return receipt requested, (ii) by personal delivery, (iii) by delivery by a bonded air carrier or (iv) by facsimile transmission, and addressed to such party as set forth below:

    If to the Company:       Western Bancorp
                             4100 Newport Place, Suite 900
                             Newport Beach, California   92660
                             Facsimile: (714) 863-2336
                             Attention: Julius G. Christensen

    If to the Purchaser:     As set forth on Schedule 1 hereto

    If to the Escrow
    Agent:                   National Bank of Southern California
                             4100 Newport Place, Suite 130
                             Newport Beach, California   92660
                             Facsimile: (714) __________
                             Attention: Escrow Division


12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of the Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

13. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

14. Captions. All captions are for convenience only and shall not limit or define the text hereof.

15. Further Assurances. Each of the parties hereto shall execute such further documents, instruments and agreements and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions completed hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

WESTERN BANCORP

By:
    ______________________
    ______________________


NATIONAL BANK OF SOUTHERN CALIFORNIA



By:
    ________________________
    ________________________

[Purchasers will each sign on their respective Schedule 1]

                    Exhibit 2 to Standby Stock Purchase Agreement

    (a) INDEMNIFICATION BY THE COMPANY. Upon the registration of the Common Stock, the Company shall indemnify and hold harmless each person who has returned a completed and signed Notice and Questionnaire to the Company (an "Electing Holder") and the officers and directors and each person who controls such Electing Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the agent or investment adviser thereof (each such person being sometimes referred to as an "Indemnified Person"), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any "shelf" registration statement under which such Common Stock is to be registered under the Securities Act, or any prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such shelf registration statement or prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

    (b) INDEMNIFICATION BY THE ELECTING HOLDERS. Each Electing Holder agrees, as a consequence of the inclusion of any of such holder's Common Stock in such shelf registration statement, to (i) indemnify and hold harmless the Company, its directors, officers who sign any shelf registration statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities

Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such shelf registration statement or prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Electing Holder expressly for use therein and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

    (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party hereunder, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability for indemnification hereunder unless there has been actual prejudice to the indemnifying party from such omission or from any liability that it may have to any indemnified party otherwise than under this Exhibit 2. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Exhibit 2 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

    (d) CONTRIBUTION. If the indemnification provided for in this Exhibit 2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders in this subsection (d) to contribute shall be several in proportion to the percentage of principal amount of Common Stock registered by them and not joint.

    (e) Notwithstanding any other provision of this Exhibit 2, in no event will any Electing Holder be required to undertake liability to any person under this Exhibit 2 for any amounts in excess of the dollar amount of the proceeds to be received by such holder from the sale of such holder's Common Stock (after deducting any fees, discounts and commissions applicable thereto) pursuant to any shelf registration statement under which such Common Stock is to be registered under the Securities Act.

    (f) The obligations of the Company under this Exhibit 2 shall be in addition to any liability that the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Exhibit 2 shall be in addition to any liability that such Indemnified Person may otherwise have to the Company. The remedies provided in this Exhibit 2 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified party at law or in equity.